Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-289602 and 333-286694) of Keenova Therapeutics plc of our report dated April 15, 2026 relating to the financial statements, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey
April 15, 2026